Exhibit 10.1

Total System Services, Inc.

Board of Directors Compensation for Non-Employee Directors

(Effective May 2017)

Cash Compensation

Annual Board Retainer	$85,000

Annual Committee Member Retainers

Audit Committee	$15,000
Compensation Committee	$10,000
Technology Committee	$10,000
Corporate Governance and Nominating Committee	$7,500

Annual Committee Chair Retainers*
Audit Committee	$15,000
Compensation Committee	$10,000
Technology Committee	$10,000
Corporate Governance and Nominating Committee	$7,500

Annual Lead Director Retainer	$22,500

*	Note: The committee chair receives both an annual committee member retainer and an annual committee chair retainer.

Equity Compensation

Annual equity award with a fixed value of $135,000, awarded in the form of fully vested stock options or in the form of fully vested shares or any combination thereof at the director’s choice.